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                                                                     Exhibit 4.5

                                 A.S.V., INC.

                          ___% CONVERTIBLE DEBENTURE
                             DUE OCTOBER 15, 2006

NO.:  ____________                                              $_______________


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT (I) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION OR QUALIFICATION UNDER THE FEDERAL SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS; OR (II) SUCH REGISTRATION OR QUALIFICATION.

     A.S.V., Inc., a corporation duly organized and existing under the laws of the State of Minnesota (hereinafter called the "Company"), for value received hereby promises to pay to ___- - - - - - - - - s p e c i m e n - - - - - - - - or registered assigns, at the principal office of the Company in Grand Rapids, Minnesota, the principal sum of ___- - - - - - - - - s p e c i m e n - - - - - DOLLARS ($ - - - - - s p e c i m e n - - - - - ) on October 15, 2006, and to pay simple interest on the unpaid principal balance hereof, from October 3, 1996 until payment in full, at the rate of ___% per annum, payable quarterly on January 15, April 15, July 15 and October 15 in each year, commencing January 15, 1997.

     So long as any portion of this debenture remains outstanding and unpaid, the Company will comply with the following provisions to which this debenture is subject and by which it is governed:

1.   Series.

     This debenture is one of a series of identical convertible debentures issued or to be issued by the Company pursuant to authorization of the Company's Board of Directors. The debentures in such series shall collectively be referred to herein as the "Debentures." The Debentures are limited in aggregate principal amount to $5,000,000, except as provided in Section 16 of this Debenture. The Debentures do not limit other subordinated debt which may be incurred by the Company, whether secured or unsecured.

2.   Interest.

     The Company promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest quarterly on January 15, April 15, July 15 and October 15 of each year. Interest on the Debentures will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, from October 3, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

3.   Method of Payment.

     The Company will pay interest on the Debentures (except defaulted interest) to the persons who are registered holders of Debentures at the close of business on January 1, April 1, July 1 and October 1 next preceding the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

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4.   Paying Agent, Registrar and Conversion Agent.

     The Company shall maintain or cause to be maintained an office or agency in Grand Rapids, Minnesota, where Debentures may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debentures may be presented for payment ("Paying Agent") and an office or agency where Debentures may be presented for conversion ("Conversion Agent"). Initially, the Company will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint any other Paying Agent, Registrar, Conversion Agent or co-registrar without notice.

5.   Redemption at Option of Company.

     From and after October 15, 2001, the Company may redeem for cash all of the Debentures at any time or some of them from time to time. Debentures shall be redeemed at par plus accrued and unpaid interest to the redemption date.

6.   Notice of Redemption or Redemption Event.

     Notice of redemption pursuant to Section 5 will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at his/her/its registered address. The Notice shall identify the Debentures to be redeemed and shall state: (1) the redemption date; (2) the redemption price (3) the name and address of the Paying Agent and Conversion Agent; (4) that Debentures called for redemption may be converted at any time before the close of business on the redemption date, and that the right to convert shall terminate at the close of business on such date (provided, that no default by the Company in the payment of the redemption price (including any accrued and unpaid interest) shall have occurred and be continuing); (5) that holders who want to convert Debentures must satisfy the requirements of Section 7 hereof; (6) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price; and (7) that interest on Debentures called for redemption ceases to accrue on and after the redemption date. The Company may select for redemption portions of the principal of Debentures but portions selected shall be in amounts of $1,000 or whole multiples of $1,000. Upon surrender of a Debenture redeemed in part, the Company shall authenticate for the holder a new Debenture in aggregate principal amount equal to the unredeemed portion of the Debenture surrendered. On and after the redemption date interest ceases to accrue on Debentures or portions of them called for redemption. If less than all the Debentures are to be redeemed pursuant to Section 5 hereof, the Company shall select the Debentures to be redeemed in such manner as the Company shall deem fair and appropriate in its discretion.

     Once notice of any redemption by the Company is mailed, Debentures which the Company calls for redemption shall become due and payable on the redemption date at the applicable redemption price, unless surrendered for conversion prior to such date. Upon surrender to the Paying Agent, such Debentures shall be paid at par plus accrued and unpaid interest to the redemption date (if the redemption date is other than an interest payment date).

7.   Conversion.

     (a) Conversion Privilege. A holder of a Debenture may convert it into shares of common stock of the Company, $.01 par value (the "Common Stock") at any time, unless such Debenture has been redeemed. If the Debenture is called for redemption, such holder may convert it at any time before the close of business on the redemption date. The conversion price is $________ per share, subject to adjustment in certain events described below. Whenever the conversion price is adjusted, notice of the adjustment will be mailed promptly by the Company to each holder of Debentures at the holder's registered address. To determine the number of shares issuable upon conversion of a Debenture, divide the principal amount to be converted by the conversion price in effect on the conversion date. No

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fractional shares will be issued by the Company, and in lieu thereof, an adjustment in cash will be made based on the current market price of the Company's Common Stock on the last trading date prior to the date of conversion.

     (b) Conversion Procedure. To convert a Debenture a holder must (1) complete and sign the conversion notice on the back of the Debenture, (2) surrender the Debenture to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any documentary, stamp or similar issue or transfer tax which is due because the shares are issued in a name other than that of the holder of the Debenture. The date on which the holder satisfies all such requirements is the conversion date. A holder may convert a portion of a Debenture if the portion is $1,000 or a whole multiple of $1,000.

     No adjustments in respect of interest or dividends shall be made upon the conversion of any Debenture or Debentures; provided, however, that if a Debenture or any portion thereof shall be converted subsequent to the record date preceding an interest payment date but prior to such interest payment date, the registered holder of such Debenture at the close of business on such record date shall be entitled to receive the interest payable on such Debenture on such interest payment date notwithstanding the conversion thereof.

     If a holder converts more than one Debenture at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

     Upon surrender of a Debenture that is converted in part, the Company shall authenticate for the holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered. The Company may require the holder of a Debenture so exchanged to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange.

     If the last day on which a Debenture may be converted is a Legal Holiday (as defined below) in a place where a Conversion Agent is located, the Debenture may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

     (c) Company to Provide Stock. The Company at all times shall reserve out of its authorized but unissued Common Stock enough shares of Common Stock free of preemptive rights to permit the conversion of the Debentures. If the Company shall issue any securities or make any change in its capital structure which would change the number of shares into which the Debentures are convertible as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free of preemptive rights, for conversion of the outstanding Debentures on the new basis.

     All shares of Common Stock which may be issued upon conversion of the Debentures shall, upon issuance thereof and upon conversion of Debentures in accordance with the terms of the Debentures, be fully paid and nonassessable.

     (d) Adjustment for Change in Capital Stock.  If the Company:

         (1) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock;

         (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

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         (4)   issues by reclassification of its Common Stock any
               shares of its capital stock;

then in each such case the conversion privilege and the conversion price in effect immediately before such action shall be adjusted so that the holder of a Debenture thereafter converted may receive the number and kind of shares of capital stock of the Company which it would have owned or have been entitled to receive immediately following such action if it had converted the Debenture immediately before the record date (or, if there is no record date, the effective date) for such action.

     The adjustment shall become effective immediately after the record date (or, if there is no record date, the effective date) in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a holder of a Debenture upon conversion of it shall be entitled to receive securities or property other than Common Stock, the number or amount of such securities or property receivable upon conversion shall thereafter be subject to adjustments on terms comparable to those applicable to Common Stock in this Section 7.

     (e) Adjustment for Rights Issue. If the Company issues any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the record date relating to such distribution, the conversion price shall be adjusted in accordance with the following formula:


                       O + N x P
                           -----
                               M
          C/1/ = Cx    ---------
                         O + N
where

          C/1/   =     the adjusted conversion price.

          C      =     the current conversion price.

          O      =     the number of shares of Common Stock outstanding on
                       the record date.

          N      =     the number of additional shares of Common Stock offered.

          P      =     the offering price per share of the additional shares.

          M      =     the Current Market Price per share of Common Stock
                       on the record date.

     The adjustment shall become effective immediately after the record date for the determination of stock holders entitled to receive the rights or warrants.

     Except as hereinafter provided, no further adjustments in the conversion price shall be made upon the actual issue of shares of Common Stock upon exercise of such rights or warrants. If all of the shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion price shall promptly be readjusted to the conversion price which would be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights or warrants.

     (f) Adjustment for Other Distributions. If the Company, by dividend or otherwise, distributes to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants to purchase securities of the Company referred to in

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Section 7(e), any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in Section 7(d)), the conversion price shall be adjusted in accordance with the formula:

                           M-F
          C/1/ = C x     -------
                            M
where

          C/1/ =       the adjusted conversion price.

          C    =       the current conversion price.

          M    =       the Current Market Price per share of Common Stock on the
                       record date mentioned below.

          F    =       the amount of such cash dividend and/or the fair market
                       value on the record date of the assets, securities, rights or warrants to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors of the Company shall determine the fair market value.

     The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the dividend or other distribution.

     (g) Current Market Price. For purposes of paragraphs (e) and (f) of this Section, the "Current Market Price" per share of Common Stock on any date is the average of the Quoted Prices (defined below) of the Common Stock for 30 consecutive trading days commencing 45 trading days before such date.

     "Quoted Price" means the last reported sales price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market, or, if not admitted for quotation on the Nasdaq Stock Market, the average of the high bid and low asked prices on such day as reported by the National Association of Securities Dealers, Inc. through Nasdaq Small Cap Market, or, if the National Association of Securities Dealers, Inc. through Nasdaq Small Cap Market shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Company.

     (h) When Adjustments May be Deferred. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     (i) When No Adjustment Required. No adjustment need be made for a transaction referred to in paragraphs (d), (e) and (f), if Debentureholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair to the holders of the Debentures and

                                      A-5
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appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     No adjustment need be made for sales of Common Stock pursuant to a plan for reinvestment of dividends or interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Company for the benefit of its employees and/or consultants.

     No adjustment need be made for a change in the par value of the Common Stock not involving a subdivision or combination.

     If the Debentures become convertible solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

     (j) Notice of Adjustment; Notice of Certain Transactions. Whenever the conversion price is adjusted, the Company shall promptly mail to Debentureholders a notice of the adjustment.

          If:

          (1) the Company takes any action that would require an adjustment in the conversion price pursuant to Sections 7(d), (e) or (f) and if the Company does not let Debentureholders participate pursuant to
               Section 7(i); or

          (2)  there is a liquidation or dissolution of the Company;

the Company shall mail to Debentureholders a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, liquidation or dissolution. The Company shall mail the notice at least 30 days before such date. Failure to mail the notice or defect in it shall not affect the validity of the transaction.

     (k) Conversion upon Certain Company Events. In the case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary of the Company), or in the case of a sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding Common Shares are converted into other securities or property, the Company shall make appropriate provision so that the holders of the Debentures then outstanding will have the right thereafter to convert such Debentures into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Shares into which such Debentures might have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange.

8.   Seniority of Debentures.

     The Company shall not incur any Indebtedness (as defined below) superior or pari passu in right of payment to the Debentures. "Indebtedness" means indebtedness of the Company for money borrowed or in respect of letters of credit issued for its own account, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed; guarantees by the Company of indebtedness for money borrowed by, or payment or performance obligations due from, any person, whether outstanding on the date of execution of this Debenture or

                                      A-6
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thereafter created, incurred or assumed; purchase money indebtedness evidenced by notes, lease-purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed; obligations of the Company under any agreement to lease, or lease of any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, whether outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed; and any modifications, renewals, extensions and refundings of any such indebtedness, guarantees or obligations. "Indebtedness" shall not include trade payables of the Company.

9.   Denominations, Transfer, Exchange.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Debentureholder, by acceptance of a Debenture, agrees to give written notice to the Company before transferring such Debenture or transferring any shares of Common Stock issuable upon conversion thereof of holder's intentions as to such proposed transfer and the circumstances thereof. Upon receipt by the Company of an opinion from counsel satisfactory to the Company that the proposed transfer of this Debenture or disposition of such stock may be effected without registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities law or regulation, the Company, as promptly as practicable, shall notify such holder that such transfer or disposition may be made, provided that an appropriate restrictive legend in substantially the form set forth on the face of this Debenture shall be endorsed on the certificate for such Debenture or shares to be transferred.

     Subject to the foregoing paragraph, this Debenture and all rights hereunder are transferable, in whole or in part, at the office of the Registrar by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Debenture properly endorsed to any person or entity who represents in writing that they are acquiring the Debenture for investment and without any view to the sale or other distribution thereof.

     This Debenture is exchangeable upon its surrender to the Registrar by the holder for new Debentures of like tenor representing in the aggregate the right to receive the payments of principal and interest and to exercise the conversion rights set forth in this Debenture.

     The Registrar may require a Debentureholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by this Debenture. The Registrar need not transfer or exchange any Debenture or a portion of a Debenture selected for redemption pursuant to Section 5. Also, it need not transfer or exchange any Debentures for a period of 15 days before the mailing of a redemption notice pursuant to
Section 5.

10.  Persons Deemed Owners.

     The registered holder of a Debenture may be treated as the owner of it for all purposes.

11.  Amendments, Supplements and Waivers.

     Subject to certain exceptions, the Debentures may be amended or supplemented with the consent of the holders of at least 66-2/3% in aggregate principal amount of the Debentures then outstanding, and any past default or noncompliance with any provision may be waived with the consent of the holders of 66-2/3% in aggregate principal amount of the Debentures then outstanding. Without the consent of each Debentureholder affected, no amendment, supplement or waiver may reduce the rate of or extend the time for payment of interest on any Debenture, reduce the principal of or the premium, if any, payable upon the redemption of or extend the fixed maturity of any Debenture, waive a default in the payment of the principal of or interest on any Debenture, make any debenture payable in any currency other than that stated herein or make any change or waive a failure to perform that adversely affects the right to convert any Debenture. After any amendment, supplement or waiver

                                      A-7
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becomes effective, the Company shall mail to the Debentureholders a notice briefly describing the same.

12.  Successor Entity.

     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, another entity unless the successor entity assumes all the obligations of the Company under the Debentures and immediately after the transaction no Event of Default has occurred and is continuing. When a successor entity assumes all the obligations of the Company under the Debentures, the Company will be released from those obligations.

13.  Defaults and Remedies.

     "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

     An "Event of Default" occurs if:

          (a) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable, and the Default continues for a period of 30 days;

          (b) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

          (c) the Company fails to comply with any of its other agreements in the Debentures, and the Default continues for sixty days;

          (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

          (i)   commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property, or

          (iv)  makes a general assignment for the benefit of its creditors; or

          (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i)   is for relief against the Company in an involuntary case,

          (ii) appoints a Custodian of the Company or for all or substantially all of its property, or

          (iii) orders the liquidation of the Company,

     and the order or decree remains unstayed and in effect for 60 days.

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     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     If an Event of Default occurs and is continuing, the principal of and interest on all the Debentures shall become and be immediately due and payable without any declaration or other act on the part of any Debentureholder.

     Subject to Section 11, the holders of a 66-2/3% in principal amount of the Debentures outstanding may waive an existing Default or Event of Default and its consequences, except a failure to perform that adversely affects the right to convert any Debenture. When a Default or Event of Default is waived, it is cured and ceases.

14.  Reports to Debentureholders.

     The Company shall mail to each Debentureholder at the address shown on the register, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe) which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (other than any statement filed pursuant to Section 13(d) or (g) of such Act), within 30 days after it files them with the Securities and Exchange Commission.

15.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of Debentures.

16.  Replacement Securities.

     If the holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Debenture if the reasonable requirements of the Company are met. If required, an indemnity bond must be sufficient in the judgment of the Company to protect the Company and its agents from any loss which any of them may suffer if a Debenture is replaced. The Company may charge for its reasonable expenses in replacing a Debenture.

17.  Limited Registration Rights.

     The holder of this Debenture, which is convertible into shares of Common Stock of the Company, is entitled to the following registration rights with respect to the shares receivable upon its conversion (such shares received upon conversion being referred to in this Section 17 as the "Shares").

     If at any time during the period commencing on the date of execution of this Debenture and ending on October 15, 2006, the Company proposes to register any of its securities under the Securities Act of 1933 (the "Act"), it shall give to the holder of this Debenture written notice of its intention in that regard and use its best efforts to effect the registration under such Act, if such registration is permissible, of such number of Shares as may be specified by written notice from the holder of this Debenture delivered to the Company within 20 days after such notice is given (which notice shall be deemed to have been given upon the deposit thereof, in first class or express U.S. mail, postage prepaid, addressed to the holder of this Debenture, at the holder's registered address); provided, however, that

(i) the Company shall not be required to give such notice with respect to, or to include such Shares in, any such registration which is not to be made on Form S-3 under the Act (or any other form then appropriate for the registration of shares of Common Stock) or is primarily (A) a registration of a stock option plan or other employee benefit plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (ii) the Company shall not be required to give such notice with respect to, or to include such Shares in, any such registration which (A) is pursuant to the due and proper exercise of a demand registration right granted by the Company and (B) covers no securities other than the securities which are the subject of such exercise; (iii) the Company shall not be required to give such notice with respect to, or to include such Shares in, any post-effective amendment to a registration statement in effect prior to the date hereof; (iv) the Company may, in its sole discretion, withdraw any such registration statement and abandon the proposed offering in which the holder of this debenture had requested to participate; (v) if the offering to which the registration statement relates is to be distributed by or through an underwriter, the holder of this Debenture shall agree, as a condition to the inclusion of the Shares in such registration, to sell the Shares through such underwriter on the same terms and conditions as the underwriter agrees to sell securities on behalf of the Company and not to sell, transfer, pledge, assign or otherwise dispose of any Shares not sold by the holder in such offering for such period (up to 180 days after the effective date of the registration statement) as may be required by the underwriter; and (vi) if the offering to which the registration statement relates is to be distributed by or through an underwriter and a greater number of securities is offered for participation in the proposed underwriting than, in the opinion of the Company's underwriter, can be accommodated without adversely affecting the proposed underwriting, the Company may elect to reduce pro rata, in accordance with the number of Shares proposed to be sold by each holder (including the holder of this Debenture) requesting the registration thereof, the amount of Shares proposed to be offered for registration for the accounts of all persons other than the Company to a number deemed satisfactory by the Company's underwriter. The costs and expenses of any such offering, including, but not limited to, legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and premiums for insurance, if any, incurred by the Company in connection with any registration made pursuant to this Section 17 shall be borne entirely by the Company; provided, however, that any persons participating in such registration shall bear his or her own underwriting discounts and commissions and the fees and expenses of his or her own counsel or accountants in connection with such registration.

     If, at any time during the period from and after the date of execution of this Debenture to October 15, 2006, the Company receives a request for registration from a holder of the Debentures, the Company shall use its best efforts promptly to cause an appropriate registration statement covering the Shares issued or to be issued upon the conversion of the Debentures to be filed with the Securities and Exchange Commission and shall use its best efforts to cause any such registration statement to become effective under the Act as soon as reasonably practicable thereafter. The Company shall cause such registration statement to remain effective until all shares subject to the registration have been sold in accordance with the terms thereof or until all shares issued or to be issued upon conversion of the Debentures are able to be sold to the public pursuant to Rule 144, without regard to the trading volume of the Company's Common Stock, in a single three-month period.

     If at any time that the Company is required to file a registration statement hereunder, or any such registration statement is effective, the Board of Directors of the Company determines, in good faith, that a sale of Common Stock pursuant to the registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be required to file such registration statement, or may suspend the effectiveness of an effective registration statement, during the time such restriction is advisable; provided, however, that the delay in filing of such registration statement or the suspension of effectiveness of such registration statement shall not exceed a period of 120 consecutive days. In the event the effectiveness of a registration statement is suspended, the time that the Company is required to keep such registration statement effective shall be extended by the number of days the effectiveness of such registration statement was suspended.

     In the event of any registration of Shares pursuant to this Section 17, the Company shall indemnify the holders of the Shares being registered, their officers and directors and each person, if any, who controls such holders within the meaning of Section 15 of the Act, against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) or any preliminary prospectus or any offering circular, relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the holder of this debenture expressly for use therein. The obligations of the Company to register any of its securities in accordance with the foregoing shall be subject to the condition that the holder shall agree in writing to indemnify the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each person, if any, who controls such underwriter with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the holder to the Company expressly for use in such registration statement, prospectus or offering circular.

     Upon the exercise of registration rights pursuant to this Section 17, the holder of this Debenture agrees to supply the Company with such information as may be required by the Company to register or qualify the Shares as described in this Section 17.

     The registration rights granted to the holder of this Debenture pursuant to this Section 17 shall also be for the benefit of, and enforceable by, any subsequent holder of the Shares, whether or not any express assignment of such rights to any such subsequent holder is made.

18.  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue during the intervening period.

19.  Governing Law.

     The laws of the State of Minnesota shall govern this Debenture.

20.  Abbreviations.

     Customary abbreviations may be used in the name of the Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed and delivered by one of its duly authorized officers.


DATED:           , 1996
         --------

                                    A.S.V., INC.
                                      AS ISSUER


                                    By:
                                       --------------------------------------
                                      Its:
                                          -----------------------------------


                                    ATTEST:


                                    By:
                                       --------------------------------------
                                      Its:
                                          -----------------------------------

                             [Form of Assignment]

For Value Received, I or we assign and transfer this Debenture to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
       (Insert social security or other identifying number of assignee)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            (Print or type name, address and zip code of assignee)

and irrevocably appoint
                       --------------------------------------------------------

agent to transfer this Debenture on the books of the Company.  The Agent may substitute another to act for him.


Dated:                                      Signed:
        --------                                   ----------------------------


-------------------------------------------------------------------------------
      (Sign exactly as name appears on the other side of this Debenture)

                          [Form of Conversion Notice]


     To:  A.S.V., Inc.

     The undersigned holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 or a whole multiple thereof) below designated, into shares of Common Stock of A.S.V., Inc. in accordance with the terms of the this Debenture and directs that such shares of Common Stock deliverable upon conversion, together with any check in payment for fractional shares and any Debenture(s) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
       --------


                                    ------------------------------------------
                                    Signature


Fill in for registration of shares of Common Stock and Debentures if to be issued otherwise than to the registered holder.


                                    ------------------------------------------
                                    Social Security or Other Taxpayer
                                    Identifying Number



-----------------------------------
(Name)

-----------------------------------
(Street Address)

-----------------------------------
(City, State and Zip Code)
(Please print name and address)


                                    Principal Amount to be Converted
                                    (in a whole multiple of $1,000 if less than all)

                                    $
                                     --------------------